Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of February 11, 2020, is entered into by and between Naked Brand Group Limited, an Australia corporation (“Company”), and St. George Investments LLC, a Utah limited liability company, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement: (i) a Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $3,170,000.00 (the “Note”), convertible into ordinary shares, no par value per share, of Company (the “Ordinary Shares”), upon the terms and subject to the limitations and conditions set forth in such Note, and (ii) a Warrant to Purchase Ordinary Shares, substantially in the form attached hereto as Exhibit B.

C. This Agreement, the Note, the Warrant, the Subordination Deed (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

D. For purposes of this Agreement: “Conversion Shares” means all Ordinary Shares issuable upon conversion of all or any portion of the Note; “Warrant Shares” means all Ordinary Shares issuable upon the exercise of the Warrant; and “Securities” means the Note, the Conversion Shares, the Warrant and the Warrant Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Company shall issue and sell to Investor and Investor shall purchase from Company the Note and the Warrant. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company.

1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Purchase Price to Company via wire transfer of immediately available funds against delivery of the Note and the Warrant.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Note pursuant to this Agreement (the “Closing Date”) shall be February 11, 2020, or another mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed .pdf documents, but shall be deemed for all purposes to have occurred at the offices of Hansen Black Anderson Ashcraft PLLC in Lehi, Utah.

1.4. Collateral for the Note. The Note shall be unsecured.

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1.5. Subordination. This Agreement, the other Transaction Documents, and the obligations of Company hereunder are subject in all respects to the terms of that certain Deed of Subordination by and among Company, Investor and Bank of New Zealand of even date herewith (as amended, modified or supplemented, the “Subordination Deed”), a copy of which is attached hereto as Exhibit C.

1.6. Purchase Price. The Note carries an original issue discount of $150,000.00 (the “OID”). In addition, Company agrees to pay $20,000.00 to Investor to cover Investor’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities (the “Transaction Expense Amount”), all of which amount is included in the initial principal balance of the Note. The “Purchase Price”, therefore, shall be $3,000,000.00, computed as follows: $3,170,000.00 initial principal balance, less the OID, less the Transaction Expense Amount.

2. Investor’s Representations and Warranties. Investor represents and warrants to Company that as of the Closing Date: (i) this Agreement has been duly and validly authorized and all action on Investor’s part required for the execution and delivery of this Agreement and the other Transaction Documents has been taken; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; (iv) Investor is purchasing the Note and the Warrant (and any Conversion Shares and Warrant Shares) for its own account, for investment purposes only and has no current arrangements or understandings for the resale or distribution to others and will only resell such Securities or any part thereof pursuant to a registration or an available exemption under applicable law; (v) Investor acknowledges that the offer and sale of the Securities have not been registered under the 1933 Act or the securities laws of any state or other jurisdiction, and that the Securities are being (and the Conversion Shares and Warrant Shares will be) offered and sold pursuant to an exemption from registration contained in the 1933 Act, and cannot be disposed of unless they are subsequently registered under the 1933 Act and any applicable state laws or an exemption from such registration is available; (vi) Investor has reviewed this Agreement and the information set forth in the reports filed by Company with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), and has had both the opportunity to ask questions and receive answers from the officers and directors of Company concerning the business and operations of Company and to obtain any additional information regarding Company and its business and operations, to the extent Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of such information; (vii) Investor possesses sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of the purchase of the Note and the transactions contemplated by this Agreement; and (viii) neither Company nor any of its officers, directors, stockholders, employees, agents or representatives has made any representations or warranties to Investor or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Investor is not relying on any representation, warranty, covenant or promise of Company or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents.

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3. Company’s Representations and Warranties. Company represents and warrants to Investor that as of the Closing Date: (i) Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) Company has registered its Ordinary Shares under Section 12(b) of the 1934 Act, and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) there is no limit on the number of Ordinary Shares the Company is authorized to issue under its formation documents or applicable company law; (v) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary corporate actions related thereto have been taken; (vi) the Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms; (vii) the execution and delivery of the Transaction Documents by Company, the issuance of Securities in accordance with the terms hereof, and the consummation by Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under (a) Company’s formation documents, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Ordinary Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets; (viii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents, other than any filings required to be made with the SEC; (ix) none of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (x) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act; (xi) except as disclosed to the Investor in writing, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Company or which would adversely affect the validity or enforceability of, or the authority or ability of Company to perform its obligations under, any of the Transaction Documents; (xii) except as disclosed to Investor in writing, Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xiii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xiv) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xvi) when issued, the Conversion Shares and Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances, other than restrictions under the securities laws; (xvii) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xviii) Company acknowledges that the State of Utah has a reasonable relationship and sufficient contacts to the transactions contemplated by the Transaction Documents and any dispute that may arise related thereto such that the laws and venue of the State of Utah, as set forth more specifically in Section 10.2 below, shall be applicable to the Transaction Documents and the transactions contemplated therein; and (xix) Company has performed due diligence and background research on Investor and its affiliates including, without limitation, John M. Fife, and, to its satisfaction, has made inquiries with respect to all matters Company may consider relevant to the undertakings and relationships contemplated by the Transaction Documents including, among other things, the following: http://investing.businessweek.com/research/stocks/people/person.asp?personId=7505107&ticker=UAHC; SEC Civil Case No. 07-C-0347 (N.D. Ill.); SEC Civil Action No. 07-CV-347 (N.D. Ill.); and FINRA Case #2011029203701. Company, being aware of the matters described in subsection (xix) above, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transactions contemplated by the Transaction Documents and covenants and agrees it will not use any such information as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify or reduce such obligations.

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4. Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants: (i) so long as Investor beneficially owns any Securities exercisable or exchangeable for, or convertible into, Ordinary Shares, or beneficially owns any Conversion Shares or Warrant Shares, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) when issued, the Conversion Shares and Warrant Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (iii) so long as Investor beneficially owns any Securities exercisable or exchangeable for, or convertible into, Ordinary Shares, or beneficially owns any Conversion Shares or Warrant Shares, Company will use reasonable efforts to ensure that the Ordinary Shares shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink Current Information; (iv) Company will not enter into any financing transaction with John Kirkland or any entity owned by or affiliated with John Kirkland; (v) Company must file a Registration Statement on Form F-1 or F-3 (the “Registration Statement”) with the SEC within ninety (90) days of the Closing Date registering a number of Ordinary Shares sufficient to convert the entire Outstanding Balance of the Note, but in any event, not less than 1,185,000 Ordinary Shares; (vi) Company will ensure that the Registration Statement is declared effective by the SEC within one hundred twenty (120) days of the Closing Date (for the avoidance of doubt, such Registration Statement at effectiveness need not register Ordinary Shares issuable upon conversion of the Note to the extent the SEC takes the position that the offering of some or all of the Ordinary Shares is not eligible to be made on a delayed or continuous basis under the provisions of Rule 415 under the 1933 Act or requires Investor to be named as an “underwriter,” unless the Investor consents to being so named); (vii) Company shall complete a financing round with aggregate proceeds received by Company equal to or greater than $5,000,000.00, excluding the Purchase Price hereunder, through the sale of Ordinary Shares and/or securities exercisable or exchangeable for or convertible into Ordinary Shares (not including any equity securities with price reset features or with a price that varies with the market price of the Ordinary Shares), within forty-five (45) days of the Closing Date; (viii) beginning on December 19, 2019 and ending on the ROFO Termination Date, Company will not consummate any financing or financings through the sale of Ordinary Shares and/or securities exercisable or exchangeable for or convertible into Ordinary Shares, in which it raises more than $1,500,000.00 in March or April of 2020 and $3,000,000.00 in any calendar month thereafter (including the amounts invested by Investor or its affiliates hereunder or under substantially similar documents) or $15,000,000.00 cumulatively (including the amounts invested by Investor or its affiliates hereunder or under substantially similar documents), without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole discretion; provided, that this clause shall not apply to one financing of up to $12,000,000.00 provided that (1) each investor in such financing must invest at least $500,000.00, (2) in such financing the securities sold are restricted securities as defined in Rule 144 under the 1933 Act, (3) the holders thereof do not have the right to require the registration of such securities under the 1933 Act until six months after the closing of the related financing, and (4) if the securities sold are convertible debt, such convertible debt does not contain an ownership limitation or affiliate blocker provision (a “Permitted Financing”); and (ix) until the date the aggregate debt balance owing to Investor and its affiliates is less than $3,000,000.00 (the “Minimum Debt Balance Date”), Company will not enter into any exchange transaction for Ordinary Shares pursuant Section 3(a)(9) of the 1933 Act without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole discretion.

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5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1. Investor shall have executed this Agreement and delivered the same to Company.

5.2. Investor shall have delivered the Purchase Price to Company in accordance with Section 1.2 above.

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement, the Note, and the Warrant and delivered the same to Investor.

6.2. Company shall have delivered to Investor a fully executed Irrevocable Letter of Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit D acknowledged and agreed to in writing by Company’s transfer agent (the “Transfer Agent”).

6.3. Company shall have delivered to Investor a fully executed Secretary’s Certificate substantially in the form attached hereto as Exhibit E evidencing Company’s approval of the Transaction Documents.

6.4. Company shall have delivered to Investor a fully executed Share Issuance Resolution substantially in the form attached hereto as Exhibit F to be delivered to the Transfer Agent.

6.5. Company shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Company herein or therein.

7. Authorized Shares. There is no limit under the Company’s governing documents or Australian law on the number of Ordinary Shares the Company is authorized to issue.

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8. OFAC; Patriot Act.

8.1. OFAC Certification. Company certifies that (i) it is not acting on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control (“OFAC”) or otherwise, as a terrorist, “Specially Designated Nation”, “Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC or another department of the United States government, and (ii) Company is not engaged in this transaction on behalf of, or instigating or facilitating this transaction on behalf of, any such person, group, entity or nation.

8.2. Foreign Corrupt Practices. Neither Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Company or any subsidiary has, in the course of his actions for, or on behalf of, Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

8.3. Patriot Act. Company shall not (i) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC) that prohibits or limits Investor from making any advance or extension of credit to Company or from otherwise conducting business with Company, or (ii) fail to provide documentary and other evidence of Company’s identity as may be requested by Investor at any time to enable Investor to verify Company’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Company shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Investor’s request from time to time, Company shall certify in writing to Investor that Company’s representations, warranties and obligations under this Section 8.3 remain true and correct and have not been breached. Company shall immediately notify Investor in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Company has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Company shall comply with all requirements of law and directives of governmental authorities and, at Investor’s request, provide to Investor copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to such an event. Company shall also reimburse Investor any expense incurred by Investor in evaluating the effect of such an event on the loan secured hereby, in obtaining any necessary license from governmental authorities as may be necessary for Investor to enforce its rights under the Transaction Documents, and in complying with all requirements of law applicable to Investor as the result of the existence of such an event and for any penalties or fines imposed upon Investor as a result thereof.

9. Right of First Offer. In the event Company intends to consummate any financing through the sale of Ordinary Shares and/or securities exercisable or exchangeable for or convertible into Ordinary Shares, other than a Permitted Financing, beginning on the Closing Date and ending on the ROFO Termination Date, it shall first offer such financing to Investor in writing (the “ROFO Notice”). The ROFO Notice shall specify the amount of the proposed financing. The ROFO Notice shall constitute an offer by Company to allow Investor to make the proposed financing on substantially the same terms and conditions set forth herein and in the other Transaction Documents. Investor, if it desires to accept such offer, shall give Company written notice to such effect (the “Acceptance Notice”) within seven (7) days of its receipt of the ROFO Notice (the “Acceptance Period”). If Investor sends the Acceptance Notice to Company, the parties shall have seven (7) days to negotiate definitive documents and consummate the financing. If Investor shall fail to give the Acceptance Notice to Company within the time period provided or otherwise elects not to participate in the financing, Company shall be free to consummate, within 90 days of the expiration of the Acceptance Period, a financing with a third party investor. For the avoidance of doubt, Investor’s declining its right of first offer pursuant to this Section 9 with respect to a particular financing shall not be deemed to be Investor’s consent to such financing pursuant to Section 4(vii) above, and such consent must be obtained separately from Investor, unless Investor’s declining its right of first offer causes the ROFO Termination Date to occur. The “ROFO Termination Date” shall be the earlier of (i) the Minimum Debt Balance Date and (ii) the expiration date of the first Acceptance Period as to which Investor does not deliver an Acceptance Notice, unless Investor has delivered funding of not less than $3,000,000.00 (except for March and April 2020 which shall be capped at $1,500,000.00) in the calendar month during which such Acceptance Period expires or of not less than $15,000,000.00 cumulatively (including the amounts invested by Investor hereunder).

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10. Miscellaneous. The provisions set forth in this Section 10 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 10 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

10.1. Arbitration of Claims. The parties shall submit all Claims (as defined in Exhibit G) arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates to binding arbitration pursuant to the arbitration provisions set forth in Exhibit G attached hereto (the “Arbitration Provisions”) and the International Dispute Resolution Procedures (the “IDR Procedures”) established by the International Centre for Dispute Resolution (“ICDR”), the international division of the American Arbitration Association. In the event of any conflict between or among the Arbitration Provisions and those of the ICDR, the Arbitration Provisions shall prevail. For the avoidance of doubt, the parties agree that the injunction described in Section 10.3 below may be pursued in an arbitration that is separate and apart from any other arbitration regarding all other Claims arising under the Transaction Documents. The parties hereby acknowledge and agree that the Arbitration Provisions are binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed the Arbitration Provisions carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that the Arbitration Provisions are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in the Arbitration Provisions. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding the Arbitration Provisions.

10.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Utah, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the parties’ obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, for any litigation arising in connection with any of the Transaction Documents, each party hereto hereby (i) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah, (ii) expressly submits to the exclusive venue of any such court for the purposes hereof, (iii) agrees to not bring any such action outside of any state or federal court sitting in Salt Lake County, Utah, and (iv) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim, defense or objection to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper. Finally, Company covenants and agrees to name Investor as a party in interest in, and provide written notice to Investor in accordance with Section 10.9 below prior to bringing or filing, any action (including without limitation any filing or action against any person or entity that is not a party to this Agreement, including without limitation the Transfer Agent) that is related in any way to the Transaction Documents or any transaction contemplated herein or therein, including without limitation any action brought by Company to enjoin or prevent the issuance of any Ordinary Shares to Investor by the Transfer Agent, and further agrees to timely name Investor as a party to any such action. Company acknowledges that the governing law and venue provisions set forth in this Section 10.2 are material terms to induce Investor to enter into the Transaction Documents and that but for Company’s agreements set forth in this Section 10.2 Investor would not have entered into the Transaction Documents.

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10.3. Specific Performance. Company acknowledges and agrees that Investor may suffer irreparable harm in the event that Company fails to perform any material provision of this Agreement or any of the other Transaction Documents in accordance with its specific terms. It is accordingly agreed that Investor shall be entitled to seek an injunction in connection with an alleged breach of the provisions of this Agreement or such other Transaction Document and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which the Investor may be entitled under the Transaction Documents, at law or in equity. Company specifically agrees that following an Event of Default (as defined in the Note) under the Note for: (a) failure to deliver Conversion Shares or Warrant Shares, (b) failure to make a payment mutually agreed to be made in Ordinary Shares, or (c) failure to timely pay any Redemption Amount (as defined in the Note), Investor shall have the right to seek and receive injunctive relief from a court or an arbitrator prohibiting Company from issuing any of its Ordinary Shares or any of its preferred shares to any party unless at least fifty (50%) of the proceeds from such issuance (but in any event not more than the Outstanding Balance of the Note) will be paid simultaneously to Investor. Company specifically acknowledges that Investor’s right to seek specific performance constitutes bargained for leverage and that the loss of such leverage would result in irreparable harm to Investor. For the avoidance of doubt, in the event Investor seeks to obtain an injunction from a court or an arbitrator against Company or specific performance of any provision of any Transaction Document, such action shall not be a waiver of any right of Investor under any Transaction Document, at law, or in equity, including without limitation its rights to arbitrate any Claim pursuant to the terms of the Transaction Documents, nor shall Investor’s pursuit of an injunction prevent Investor, under the doctrines of claim preclusion, issues preclusion, res judicata or other similar legal doctrines, from pursuing other Claims in the future in a separate arbitration.

10.4. Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

10.5. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

10.6. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

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10.7. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

10.8. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

10.9. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor, or by facsimile (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the seventh Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (iii) the earlier of the date delivered or the seventh Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by advance written notice given in accordance with this paragraph to each of the other parties hereto):

If to Company:

Naked Brand Group Limited

Attn: Anna Johnson

c/o Bendon Limited

Building 7C, Huntley Street

NSW 2015, Australia

If to Investor:

St. George Investments LLC

Attn: John Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

10.10. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, in connection with the transfer or all or a portion of the Note or the Conversion Shares, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

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10.11. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

10.12. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.13. Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

10.14. Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note or the Warrant is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note or the Warrant, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Note or the Warrant; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

10.15. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

10.16. Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

10.17. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

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10

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

St. George Investments LLC

By:	Fife Trading, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Naked Brand Group Limited

By:	/s/ Justin Davis-Rice
Printed Name:	Justin Davis-Rice
Title:	Director

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Warrant
Exhibit C	Subordination Deed
Exhibit D	Irrevocable Transfer Agent Instructions
Exhibit E	Secretary’s Certificate
Exhibit F	Share Issuance Resolution
Exhibit G	Arbitration Provisions